                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
/X/  Definitive Information Statement                Only (as permitted by Rule 14c-5(d)(2))


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



                                  iMALL, INC.
                   4400 COLDWATER CANYON BOULEVARD, SUITE 200
                         STUDIO CITY, CALIFORNIA 91604


                             INFORMATION STATEMENT


                            (DATED OCTOBER 17, 1997)


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON STOCK. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

GENERAL


     This Information Statement is first being furnished on or about October 20, 1997 to shareholders of record as of the close of business on October 15, 1997 (the "Record Date") of the Common Stock, $.001 par value per share (the "Common Stock") of iMall, Inc., a Nevada corporation (the "Company"), in connection with the following (collectively, the "Actions"):


          1. to amend the Articles of Incorporation to authorize up to 10,000,000 shares of Preferred Stock;

          2. to effect an up to 1-for-10 reverse stock split; and

          3. to approve the Company's 1997 Stock Option Plan.

     The Board of Directors has approved, and a total of three shareholders (the "Consenting Shareholders") representing 39,000,000 shares (approximately 65.11%) of the 61,793,129 shares outstanding of the Common Stock as of October 8, 1997 have consented in writing, to the Actions. Such approval and consent are sufficient under the Nevada General Corporation Law and the Company's By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other shareholders of the Company for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.


     This Information Statement contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements.


     FOR ADDITIONAL INFORMATION ABOUT THE COMPANY, REFERENCE IS MADE TO THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-SB.

     The principal executive offices of the Company are located at 4400 Coldwater Canyon Boulevard, Suite 200, Studio City, California 91604.

                          AMENDMENT TO THE CERTIFICATE
                 OF INCORPORATION TO AUTHORIZE UP TO 10,000,000
                           SHARES OF PREFERRED STOCK


     The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation (the "Preferred Stock Amendment") to authorize the issuance by the Company of up to 10,000,000 shares of preferred stock (the "Preferred Stock"). The text of the Preferred Stock Amendment is attached as Exhibit A and is incorporated herein by reference.


REASONS FOR THE AMENDMENT


     The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as the private placement described in the next paragraph, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.


PRIVATE PLACEMENT


     The Company is currently conducting a private placement (the "Private Placement") of up to 2,000,000 shares (the "Preferred Shares") of Convertible Preferred Stock (the "Convertible Preferred Stock") and warrants ("Warrants") to purchase up to 5,000,000 shares of the Company's Common Stock for $.40 per share (All per share numbers are on a pre-reverse stock split basis). The offering is in units ("Units") at a price of $100,000 per Unit, each Unit consisting of 25,000 Preferred Shares and 62,500 Warrants which will be immediately detachable and separately transferable. The Company has appointed Commonwealth Associates as its exclusive placement agent for the Units. As the present Articles of Incorporation do not authorize the issuance of any preferred stock, in order to complete the Private Placement as presently contemplated, the Articles of Incorporation of the Company must be amended to authorize the issuance of Preferred Stock.


     Pursuant to the Private Placement as presently contemplated, each Preferred Share is entitled to receive dividends on a semi-annual basis, when and as declared by the Company's Board of Directors, at the rate of 9% per annum in preference to any payment made on any shares of Common Stock (the "Common Shares") or on any other class or series of capital stock of the Company ranking junior to the Convertible Preferred Stock. Any dividend payable on the Preferred Shares will be paid, at the option of the Company, in cash or in additional Preferred Shares. Each Preferred Share is also entitled to a liquidation preference of $4.00 per share, plus any accrued but unpaid dividends, in preference to any other class or series of capital stock of the Company, other than the Preferred Shares or any other class or series of capital stock which is entitled to priority over the Convertible Preferred Stock. The holders of the Convertible Preferred Shares are entitled to cast a number of votes equal to the number of shares of Common Stock into which such Shares could then be converted. At any time after the issuance of the Convertible Preferred Stock, any holder of the Convertible Preferred Stock may convert a Preferred Share into ten Common Shares reflecting a conversion price of $.40 per share (the "Conversion Price") (subject to adjustment upon the occurrence certain events including stock dividends, corporate reorganizations, stock splits etc.).

     If the Common Shares issuable upon conversion of the Convertible Preferred Stock have been registered under the Securities Act of 1933, as amended, the Company may call for redemption of the Preferred Shares upon 30 days notice at any time after 18 months from the final closing of the Private Placement (the "Closing") during the five year period following the Closing, provided that the Company's Common Stock has traded for the 30 trading day period prior to the date of notice at or above one dollar per share (as such price may be adjusted based upon certain events including stock dividends, corporation reorganizations, stock splits, etc.).

     In the event that the market price of the Company's Common Stock during the 18-month period after the Closing is less than $.40 per share, the Conversion Price will be adjusted automatically to such market price with respect to all shares of Common Stock issuable upon any then unexercised Convertible Preferred Stock.


     The above description is based upon the current structure of the Private Placement. It is possible that the terms of the Private Placement and any capital stock issued thereunder could change in a material manner, including that the Private Placement would not include Preferred Stock. Additionally, no assurance can be given that the Private Placement will be consummated, or if it is, the timing thereof.


EFFECT OF THE AMENDMENT

     The Preferred Stock issued as a result of the Preferred Stock Amendment will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Upon the Preferred Stock Amendment being filed, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock. If the Private Placement is consummated on the terms described above, the Board will have the authority to designate a series of Preferred Stock containing such terms or any different terms as finally determined.


     It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     The Board of Directors is required by Nevada law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the Shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage in an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or equity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of the Common Stock.

     While the Company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Company, except as set forth above with regard to the Private Placement, as of the date hereof has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

DISSENTER'S RIGHTS

     Pursuant to the Nevada General Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Preferred Stock Amendment.

                              REVERSE STOCK SPLIT

     The Board of Directors has authorized and the Consenting Shareholders have approved an amendment to the Articles of Incorporation (the "Reverse Stock Split Amendment") with respect to an up to 1:10 reverse stock split (the "Reverse Stock Split") of the issued and outstanding shares of the Company's Common Stock to be effective as and when determined by the Board of Directors (the "Effective Date"). The exact amount of the Reverse Split will also be determined by the Board of Directors.

GENERAL

     Upon the Effective Date, the Reverse Stock Split will be deemed effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent up to 1/10 (with the exact amount to be determined by the Board of Directors) of the number of shares of Common Stock after the Reverse Stock Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Split. In lieu of such fractional interest, a shareholder will receive cash equal to the average closing prices of the Common Stock for the three trading days following the Effective Date multiplied by the fractional interest. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued (together with cash for any fractional interest) and forwarded to the shareholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to up to 1/10 the number of Old Shares.

PURPOSES OF THE PROPOSED REVERSE SPLIT


     The Reverse Stock Split is to be effected for several reasons. The Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is expected to increase the market price of the Common Stock. The Board of Directors also believes that the proposed Reverse Stock Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to the procedures that function to make the handling of lower priced stock economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission of a relatively higher priced issue. The Reverse Stock Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders.


     Currently, the Company's shares of Common Stock are traded on the OTC Electronic Bulletin Board. The Board of Directors believes that the Reverse Stock Split may be of assistance in the Company's efforts to meet the initial listing application requirements maintained by NASDAQ for its SmallCap Market.

     However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per New Share Common Stock after the Reverse Stock Split will be up to ten times the market price of an Old Share of Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

IMPLEMENTATION OF REVERSE STOCK SPLIT

     The Reverse Stock Split will be effected by filing the Reverse Stock Split Amendment to the Articles of Incorporation with the Nevada Secretary of State. Upon the effectiveness of the filing, without any further action on the part of the Company or the shareholders, after the Effective Date, the certificates representing Old Shares will be deemed to represent up to 1/10 of the number of New Shares (exclusive of any fractional interest).

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Signature Stock Transfer, Inc., the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split and cash for any fractional share interest.


     Shareholders should not submit any certificates until requested to do so. No new certificates will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

          1. Except to the extent of the cash received for any fractional interest, a shareholder will not recognize gain or loss on the exchange. In the aggregate, the shareholder's basis in the New Shares will equal his basis in the Old Shares.

          2. A shareholder's holding period for the New Shares will be the same as the holding period on the Old Shares exchanged therefor.

          3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

                     APPROVAL OF THE 1997 STOCK OPTION PLAN

     Effective January 31, 1997, the Board of Directors (the "Board") adopted the 1997 Stock Option Plan (the "Plan"), subject to shareholder approval.

     The following summary describes the material features of the Plan.


PURPOSE

     The purpose of the Plan is to provide additional incentive to those officers, directors and key employees and consultants of the Company whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company, to motivate such officers, directors, consultants and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

COMMON STOCK AVAILABLE

     Subject to adjustment as described below, the maximum number of shares of Common Stock which may be awarded under the Plan may not exceed an aggregate of 6,000,000 shares over the life of the Plan. The Plan provides for equitable adjustment of the number of shares subject to the Plan and the number of shares of each subsequent award of stock thereunder and of the unexercised portion of the stock option award described below in the event of a change in the capitalization of the Company due to a stock split, stock dividend, recapitalization, merger or similar event.

ELIGIBILITY

     Persons who are eligible to receive stock options granted under the Plan are those individuals and entities as the Compensation Committee or such other committee appointed by the Board of Directors to administer the Plan (the "Committee") in its discretion determines should be awarded such incentives given the best interest of the Company; provided, however, that incentive stock options ("ISOs") may only be granted to employees of the Company and its affiliates. Additionally, any person holding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate are not eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted.

ADMINISTRATION


     The authority to control and manage the operation and administration of the Plan is vested in the Committee appointed by the Board from time to time. Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee may from time to time determine which employees of the Company or its affiliates or other individuals or entities may be granted options under the Plan, the terms thereof (including, without limitation, determining whether the option is an ISO and the times at which the option shall become exercisable), and the number of shares for which an option or options may be granted. If rights of the Company to repurchase stock are imposed, the Board or the Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares or forfeiture restrictions. The Board or the Committee has the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Plan, as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee are binding on all option holders under the Plan.


GRANT AND EXERCISE OF OPTIONS

     All ISOs will have option exercise prices per option share not less than the fair market value of a share on the date the option is granted, except in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock in which case the price will be not less than 110% of such fair market value. The term of each option may not be more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock may not be more than five years.

     The vesting schedule for any option granted under the Plan, will be determined by the Board or the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

     Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative. Neither the option nor any right to purchase stock may be transferred, assigned or pledged other than by will under the laws of descent and distribution.

     Payment of the purchase price is by cash or check, or, at the discretion of the Committee, by transfer of shares or pursuant to a cashless exercise feature.

     The Committee may, in its discretion, assist any option holder in the exercise of options granted under the Plan, including the satisfaction of any tax arising therefrom by (i) authorizing the extension of the loans from the Company, (ii) permitting the option holder to pay the exercise price in installments or (iii) authorizing a guaranty by the Company of a third party loan to the option holder.

AMENDMENT AND TERMINATION


     The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable. Unless terminated by the Board earlier, the Plan shall terminate on the earlier of January 31, 2007.


     As of October 1, 1997, options for the purchase of 846,540 shares were outstanding by 67 employees.

MARKET VALUE OF UNDERLYING SECURITIES

     On October 9, 1997, the closing bid price for the Company's Common Stock on the OTC Bulletin Board was $.5625.

FEDERAL INCOME TAX INFORMATION


     Under the terms of the Plan, options may be granted as either ISOs under
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder or non-incentive stock options ("NSOs"). In general, an optionee does not recognize taxable income upon grant or exercise of an ISO and the Company is not entitled to any business expense deduction with respect thereto. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares is treated as an item of adjustment for purpose of calculating alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary (within the meaning of Section 422 of the Code) from the date the ISO is granted through the date three months before the date of exercise (one year before the date of exercise in the case of an optionee who is terminated due to disability).


     If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option is treated as long-term capital gain or loss. If the optionee does not satisfy these ISO holding period requirements (a "Premature Disposition"), the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending on the holding period. If the optionee sells the shares prior to the satisfaction of the ISO holding period requirements, but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income is limited to the amount realized on the sale over the exercise price of the option. Upon a Premature Disposition, the Company and its subsidiaries is allowed a business expense deduction to the extent the optionee recognizes ordinary income.


     In general, an optionee to whom a NSO is granted recognizes no income at the time of the grant of the option. Upon exercise of a NSO, an optionee recognizes ordinary income and the Company is entitled to a deduction in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The Company's deduction is conditioned upon its reporting the income amount.

     The foregoing summary of the Plan is subject to the provisions of the Plan which is included as Appendix A to this Proxy Statement.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

PERSONS ENTITLED TO NOTICE


     The record dates for the determination of the shareholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on October 15, 1997. As of the October 8, 1997, there were outstanding 61,793,129 shares of Common Stock, each of which is entitled to one vote.


     Since the Actions have been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company as of October 8, 1997 with respect to the beneficial ownership of the outstanding shares of the Common Stock by the Company's directors and executive officers and the directors and executive officers of the Company as a group. The Company is aware of no shareholders other than certain directors and executive officers of the Company who beneficially own more than five percent of the outstanding shares of the Company's common stock. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name.


                         NAME AND ADDRESS OF                 NUMBER OF
                          BENEFICIAL OWNER                     SHARES       PERCENTAGE(1)
          -------------------------------------------------  ----------     -----------
          Craig R. Pickering...............................  13,000,000         21.0%
            1185 South Mike Jense Circle
            Provo, Utah 84601
          Richard Rosenblatt...............................  13,000,000         21.0%
            4400 Coldwater Canyon Blvd.
            Suite 200
            Studio City, California 91604
          Mark R. Comer....................................  13,000,000         21.0%
            4400 Coldwater Canyon Blvd.
            Suite 200
            Studio City, California 91604
          Stephen Fulling..................................           0          0.0%
            1185 South Mike Jense Circle
            Provo, Utah 84601
          Martin Rosenblatt................................   1,353,333          2.2%
            4400 Coldwater Canyon Blvd.
            Suite 200
            Studio City, California 91604
          Craig Lewis......................................      15,500          0.1%
            1185 South Mike Jense Circle
            Provo, Utah 84601
          David M. Rees....................................           0          0.0%
            1185 South Mike Jense Circle
            Provo, Utah 84601
          Total of Directors and Executive Officers
            as a group (7 persons).........................  40,368,833         65.3%


---------------

(1) Based on 61,793,129 shares of common stock outstanding as of October 8, 1997.

                                          By Order of the Board of Directors

                                                                       EXHIBIT A

     ARTICLE IV of the Articles of Incorporation of the Company shall be amended to read as follows:

          The total authorized capitalization of this Corporation shall be 300,000,000 shares of Common Stock par value of $.001 per share and 10,000,000 shares of Preferred Stock par value of $.001 per share.

          The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

                                                                       EXHIBIT B


                                  IMALL, INC.

                             1997 STOCK OPTION PLAN

     1. PURPOSE. The purpose of the Plan is to provide additional incentive to those directors, officers, and key employees and consultants of the Company whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company, to motivate such directors, officers, and employees and consultants to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options or Nonqualified Stock Options.

     2. DEFINITIONS. For purposes of this Plan:

     (a) "Agreement" means the written agreement evidencing the grant of an Option setting forth the terms and conditions thereof.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" means, unless otherwise defined in the particular Agreement evidencing the grant of an Option or an employment agreement covering the Optionee, (i) the willful neglect or refusal to perform the Optionee's duties or responsibilities or the willful taking of actions which materially impair the Optionee's ability to perform the Optionee's duties or responsibilities which continues after being brought to the attention of the Optionee (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness) or (ii) the willful act or failure to act by the Optionee which is materially injurious to the Company.


     (d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock Split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.


     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan and to perform the functions set forth herein.

     (g) "Company" means iMall, Inc., a Nevada corporation.


     (h) "Eligible Employee" means any director, officer or key employee or consultant of the Company designated by the Committee as eligible to receive Options subject to the conditions set forth herein.


     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


     (j) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

     (k) "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

     (l) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     (m) "Option" means at Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

     (n) "Optionee" means a person to whom an Option has been granted under the Plan.

     (o) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

     (p) "Plan" means the iMall, Inc. 1997 Stock Option Plan, as amended from time to time.

     (q) "Securities Act" means the Securities Act of 1933, as amended.

     (r) "Shares" means of the common stock, par value $.001 per share of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

     (s) "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

     3. ADMINISTRATION.

     (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Options, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan.


     (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power firm time to time:


          (i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Nonqualified Options and/or Incentive Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option including the purchase price per Share of each Option;

          (ii) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Optionees, as the case may be:

          (iii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee without constituting a termination of employment or service for purposes of the Plan; and

          (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. STOCK SUBJECT TO PLAN.

     (a) The maximum number of Shares that may be issued or transferred pursuant to Options is 6,000,000 (or the number and kind of share of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shams or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option), the Shares allocable to the unexercised portion of such Option may again be the subject of Options hereunder.

     5. ELIGIBILITY. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options.

     6. OPTIONS. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall beset forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

     (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, in the case of an Incentive Stock Option the purchase price per Share under the Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% of the Fair Market Value of a Share at the time the Option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).


     (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     (c) Transferability.

          (i) Subject to Section (c)(ii), no Option issued under the Plan shall be assignable or transferable by an Optionee other than by will or the laws of descent and distribution. An Option awarded to an Optionee during such Optionee's lifetime shall be exercisable only by an Optionee or his or her guardian or legal representative.

          (ii) Notwithstanding Section (c)(i), in the case of a Nonstatutory Stock Option, an Optionee shall be permitted to transfer the Option to the Optionee's spouse, adult lineal descendants, adult spouses of adult lineal descendants and trusts for the benefit of the Optionee's minor or adult lineal descendants (a "Related Transferee") if the Option Agreement under which the Option is granted so specifies. If the Option is transferred to a Related Transferee pursuant to the preceding sentence, the Related Transferee shall, upon exercise of the Option, hold the Option Stock subject to all the provisions of the transferor's Option Agreement in the same manner as the transferor and shall execute and deliver to the Company such instruments as the Company shall require to evidence the same.


     (d) Vesting. The terms pertaining to the exercise of Options shall be as determined by the Committee and the Committee may accelerate the exercisability of any Option or portion thereof at any time.

     (e) Termination of Employment. Unless otherwise set forth in the Agreement, in the event that an Optionee ceases to be employed by the Company, any outstanding Options held by such Optionee shall, unless the Agreement evidencing such option provides otherwise, terminate as follows:


          (i) If the Optionee's termination of employment is due to his death, disability or, in the case of a Nonqualified Stock Option, retirement, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

          (ii) If the Optionee's termination of employment is by the Company for Cause, the Option shall terminate on the date of the Optionee's termination of employment; and

          (iii) If the Optionee's termination of employment is for any other reason, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

     Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(e), but in no event beyond the term of the Option.


     (f) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company's principal executive office specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by a cashless exercise procedure. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of shares then purchasable under the Option.


     (g) Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which options may be granted under the Plan, the number and class of shares of stock as to which Options have been granted under the Plan, and the purchase price therefor, if applicable. Notwithstanding the foregoing, in the event of a Change in Capitalization involving a merger, consolidation, reorganization, change in control or similar event, the following shall apply: (a) the survivor or acquiror, as the case may be, (the "Buyer") shall have the right to assume the Options or replace the Options by similar options to acquire the Buyer's stock, (b) the Company may accelerate all Options on or before the closing of the Change in Capitalization subject to the availability of a reasonable period of time for the Optionees to exercise the Options, or (c) the Company may cash out the outstanding Options based on the then fair market value of the Options.

     (b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     8. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate on the day preceding the tenth anniversary of its effective date, except with respect to Options outstanding on such date, and no Options may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 7 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act or (b) to comply with any other law, regulation or stock exchange rule. Except as provided in
Section 7 hereof, rights and obligations under any

Option granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee.

     9. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     10. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;


     (b) give any person any rights whatsoever with respect to Shares except a specifically provided in the Plan;


     (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

     (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

     11. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Utah without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) Subsequent to the registration of a class of equity securities of the Company under Section 12 of the Exchange Act, any provisions of the Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of the Plan.

     (d) Except as otherwise provided in Section 8, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     (e) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issued pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     (f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is no not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require an Optionee receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Optionee are acquired for investment only and not with a view to distribution.

     12. MISCELLANEOUS.


     (a) Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee. The grant of multiple Options may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.


     (b) Withholding of Taxes. The Company shall have the right to deduct from any payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Company shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income takes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee's exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one year period commencing on the day after the sale or transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withhold.


     (c) Designation of Beneficiary. Each Optionee may, with the consent of the Committee, designate a person or persons to receive in event of such Optionee's death, any Option or any amount of Shares payable pursuant thereto, to which such Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of an Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such Options and/or amounts payable to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options and/or amounts payable to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


     13. EFFECTIVE DATE. The effective date of the Plan is January 31, 1997.